Exhibit 16.1

June 9, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Personalis, Inc.’s Form 8-K dated June 9, 2023, and have the following comments:

1.
We agree with the statements made in part (a) Dismissal of Independent Registered Public Accounting Firm.
2.
We have no basis on which to agree or disagree with the statements made in part (b) Engagement of New Independent Registered Public Accounting Firm.

Yours truly,

/s/ Deloitte & Touche LLP

San Francisco, California